SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

September 25, 2002

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On September 26, 2002, the Company issued a press release announcing the naming of Paul Pressler as President and CEO of Gap Inc. A copy of this press release is attached hereto as Exhibit 99.1.

On September 25, 2002, the Company entered into an employment agreement with Paul Pressler. A copy of the employment agreement is attached hereto as Exhibit 10.1.

Item 7.    Exhibits.

99.1	Press Release dated September 26, 2002

10.1	Employment Agreement dated as of September 25, 2002 by and between Paul S. Pressler and The Gap, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: September 26, 2002	By:	/s/ ANNE B. GUST
Anne B. Gust Executive Vice President and Chief Administrative Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 26, 2002

10.1	Employment Agreement dated as of September 25, 2002 by and between Paul S. Pressler and The Gap, Inc.

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